Exhibit 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Nicholas S. Green, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amended Quarterly Report of Avid Bioservices, Inc. on Form 10-Q/A for the quarter ended July 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Amended Quarterly Report of Avid Bioservices, Inc. on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of Avid Bioservices, Inc. at the dates and for the periods indicated.

Dated: April 24, 2024	Signed:	/s/ Nicholas S. Green
Nicholas S. Green
President and Chief Executive Officer
(Principal Executive Officer)

I, Daniel R. Hart, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amended Quarterly Report of Avid Bioservices, Inc. on Form 10-Q/A for the quarter ended July 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Amended Quarterly Report of Avid Bioservices, Inc. on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of Avid Bioservices, Inc. at the dates and for the periods indicated.

Dated: April 24, 2024	Signed:	/s/ Daniel R. Hart
Daniel R. Hart
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Avid Bioservices, Inc. and will be retained by Avid Bioservices, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.